AGREEMENT FOR PURCHASE AND SALE OF ASSETS

                                    PREAMBLE

     This Agreement for Purchase and Sale of Assets ("Agreement") is dated as of February 26, 2001 ("Effective Date") by and among (i) AremisSoft Hospitality
(US), Inc., a Delaware corporation (the "Purchaser"), (ii) Rio Systems International, Inc., a Nevada corporation (the"Company"); and (iii) each and all of the shareholders listed on the signature page hereof under the caption "Shareholders" (collectively, the "Shareholders," and individually with respect to each, as the "Shareholder".) Shareholders and Company are collectively referred to in this Agreement as "Selling Parties". Selling Parties and Purchaser are collectively referred to in this Agreement as the "Parties".

                                    RECITALS

     WHEREAS, this Agreement contemplates a transaction in which the Purchaser will purchase all of the assets (and assume certain liabilities) of the Company in consideration of the Purchase Price;

     WHEREAS, Purchaser desires to acquire on the terms and subject to the conditions reflected below, the assets of the Company;

     WHEREAS, the Selling Parties desire that the transaction contemplated herein be consummated and that Selling Parties take any and all actions necessary therefore;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below:

          "Acquired Assets" shall have the meaning set forth in Section 2.1.

          "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

          "Affiliate" of any specified Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such specified Person.

          "Affiliated Entity" or "Affiliated Entities" shall have the meaning set forth in Section 3.16.

          "Agreement" shall have the meaning set forth in the Preamble.

          "Assumed Liabilities" shall have the meaning set forth in Section 2.2.

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          "Basis"  means  any past or  present  fact,  situation,  circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in the United States are required or authorized to be closed.

          "Closing" shall have the meaning set forth in Section 9.1.

          "Closing Date" shall have the meaning set forth in Section 9.1.

          "Company Contracts" means all existing written and oral material agreements and commitments of the Company, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers (except purchase or sale orders entered into in the ordinary course of business involving the purchase or sale of goods or services for not more than $10,000 and for a term of not more than 12 months), leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, powers of attorney, and any contract which involves a payment by the Company of more than $10,000 or has a term or requires performance by the Company over a period of more than 90 days.

          "Company  Pension  Plan"  shall have the  meaning set forth in Section
     3.21.

          "Confidential Information" shall mean any information concerning the business and affairs of the Company that is not already generally available to the public.

          "Control" means a Person who possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

          "Disclosure Memorandum" shall have the meaning set forth in the introduction to Article III.

          "Earn-out Target" shall have the meaning set forth in Schedule 2.4.

          "Earn-out Period" shall have the meaning set forth in Schedule 2.4.

          "Environmental Laws" shall mean all Laws, general or particular conditions, requirements, decrees, and covenants relating to health, safety and the environment, including, without limitation, Laws and covenants relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, or to occupational or worker safety and health, and any and all Laws, directives, guidelines, policies, plans, Orders, stipulations, provisions and conditions of
     Environmental   Permits,    licenses,    stipulations,    certificates   of
     authorization, and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

          "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

          "ERISA" shall have the meaning set forth in Section 3.18.

          "ERISA Plans" shall have the meaning set forth in Section 3.21.

          "Escrow Agreement" shall have the meaning set forth in Section 10.4.

          "Escrow Fund" shall have the meaning set forth in Section 10.4.

          "Financial  Statements"  shall have the  meaning  set forth in Section
     3.6.

          "Forum" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

          "GAAP"   shall  mean   generally   accepted   accounting   principles,
     consistently applied.

          "Government" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

          "Hazardous Material" shall mean any substance or material, including without limitation raw materials, commercial products and wastes or waste products that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation petroleum and all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

          "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "article," "section," "Exhibit" and like references are to this Agreement unless otherwise specified.

          "Improvements" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

          "Indemnified Losses" shall have the meaning set forth in Section 10.1.

          "Indemnitees" shall have the meaning set forth in Section 10.1.

          "Intellectual Property" shall have the meaning set forth in Section 2.1(iv).

          "known," "to the knowledge of," "aware" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity has made reasonable efforts under the circumstances to become knowledgeable; in the case of the Company, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers.

          "Law" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinances, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

          "Leased Real Property" shall have the meaning set forth in Section 3.12(b).

          "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

          "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

          "Orders"  shall  mean  all  applicable   orders,   writs,   judgments,
     injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Other Agreements" shall have the meaning set forth in Section 3.1(b).

          "Owned Real Property" shall have the meaning set forth in Section 3.12(a).

          "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

          "Product" shall mean those services , equipment and software provided to a customer which relates directly or indirectly to the Acquired Assets.

          "Purchase Price" shall have the meaning set forth in Section 2.3.

          "Real Property" shall have the meaning set forth in Section 3.12(b).

          "Real Property Lease" shall have the meaning set forth in Section 3.12(b).

          "Reference Date" shall have the meaning set forth in Section 3.6.

          "Reference  Date Balance  Sheets"  shall have the meaning set forth in
     Section 3.6.

          "Related Parties" shall have the meaning set forth in Section 3.24.

          "Resulting Business" shall mean, for the purpose of tracking the earn-out as provided for in Section 2.4, the business of the Company which was acquired pursuant to this Agreement.

          "Returns" shall have the meaning set forth in Section 3.19.

          "Security Interest" shall mean any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Shareholder" or "Shareholders" shall have the meaning set forth in the Preamble.

          "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

          "Survival Period" shall have the meaning set forth in Section 10.3.

          "Tax" or "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

                                   ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

     2.1. Sale and Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from the Company, all the assets, properties, business, and rights of the Company of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located, including the cash and accounts receivable (all of which are sometimes collectively referred to herein as the "Acquired Assets"). The Acquired Assets include but are not limited to the following:

          (i) Those assets which are reflected in the Reference Date Balance Sheet, attached as Schedule 2.1(i), adjusted to account for additions or deletions thereto through the Closing Date, effected through the operation of the Company's Ordinary Course of Business (including the preparation for this transaction and the Closing of this transaction), a listing of substantially all such assets which are tangible (including all of such tangible assets which are material) and a listing of the Company's account, note, and other receivables (both reasonably complete as of the date(s) specified thereon), are attached as Schedule 2.1(i);

          (ii) All sales and business records, personnel records of the Company's employees, credit records of the Company's customers, customer lists and other documents developed by Selling Parties and used or useful in connection with the business operations of the Company, and all records, logs, files, research materials, proprietary information, and other records pertaining to the business operations of the Company except for the Company's accounting, tax, and the Company's corporate records;

          (iii) All contracts and agreements (including, without limitation, leases and subleases of real and personal property) entered into by the Selling Parties in connection with the business operation of the Company. A complete list of all Company Contracts are attached as Schedule 2.1(iii);

          (iv)  All  goodwill  and all of  Selling  Parties'  right,  title  and interest in all other "Intellectual Property Rights," intangible assets, properties or rights of any kind or nature associated with the business operations of the Company, including but not limited to software code and web sites. "Intellectual Property Rights" means, collectively all intellectual property rights of whatsoever nature, including without limitations:

               (a) All trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, rights under registered user agreements, trade names and other trademark rights, including the right to the trade name "RIO SYSTEMS INTERNATIONAL, INC.";

               (b) All copyrights and industrial designs and registrations thereof and applications therefore;

               (c) All inventions, patents, patent applications and patent rights (including any patents issuing on such applications or rights);

               (d)  All licenses, sublicenses and franchises;

               (e)  All trade secrets and confidential information;

               (f)  All computer software and rights related thereto;

               (g) All renewals, modifications and extensions of any of the items listed in this Section 2.1(iv) inclusive hereof; and

               (h) All patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing.

               Such Acquired Assets shall be free and clear of and expressly exclude all debts, Liabilities, obligations, Taxes, Liens and encumbrances of any kind, character or description, whether accrued, absolute, contingent or otherwise, whether or not relating to equipment lease transactions (and whether or not reflected or reserved against in the balance sheets, books of account and records of the Company).

     2.2. Assumed Liabilities. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to assume and become responsible for all of the assumed liabilities of the Company as set forth in Schedule 2.2 ("Assumed Liabilities"). It is expressly understood and agreed that except for Assumed

Liabilities set forth in Schedule 2.2, Purchaser shall not be liable for any of the obligations or liabilities of the Company or the Shareholders of any kind and nature including but in no way limited to the following:

          a. Any Taxes, including, but not limited to income, sales, and use tax imposed on the Company or Shareholder because of the sales of its assets and business.

          b. Any Liabilities or expenses of the Company or Shareholder incurred in negotiating and carrying out its obligations under, or any dissolution and liquidation resulting from this Agreement.

          c. Any obligations incurred by the Company or Shareholder after the Closing Date.

          d.  Any  Liabilities  or  obligations   incurred  by  the  Company  or
     Shareholder   in  violation  of,  or  as  a  result  of  the  Company's  or
     Shareholder's violation of this Agreement.

        2.3. Purchase Price. Subject to adjustment as provided in Sections 2.4 and 10.1(ii), Purchaser agrees to pay to the Company at the Closing, in accordance with the provisions of Section 8.3, Two Million Four Hundred and Forty Thousand Dollars (US$2,440,000) (the "Purchase Price") in cash by wire transfer or delivery of other immediately available funds.

     2.4. Adjustment for Future Performance - Earnout. The Company may be entitled to receive additional consideration for the Acquired Assets calculated, determined and paid as set forth in Schedule 2.4.

     2.5. Purchase Price and Allocation. The Purchase Price (including the Acquired Liabilities) shall be allocated among the Acquired Assets in accordance with the allocation schedule (the "Allocation Schedule"). The Allocation Schedule shall be based on the Purchase Price for the various components of the Acquired Assets as determined in accordance with this Agreement and mutually agreed upon by the Company and Purchaser. The Company and Purchaser agree to jointly prepare and file the Form 8594, as required by the Internal Revenue Service within 90 days after the Closing.

     2.6. Excise and Property Taxes. The Company shall pay all sales and use taxes arising out of the transfer of the Acquired Assets and shall pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes of the business. Purchaser shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date, except for those taxes specifically identified as an Assumed Liability.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

The Shareholders and the Company have delivered to Purchaser the disclosure memorandum attached hereto (the "Disclosure Memorandum") which contains certain information regarding the Company. The information contained in the Disclosure Memorandum shall be deemed to be part of and qualify only those sections of this
Article III which correspond to or are referred to in the sections of the Disclosure Memorandum. Any section of this Article III may be qualified by specific facts (but not by knowledge or materiality or words of similar import) described in a corresponding section of the Disclosure Memorandum, whether or not a specific reference to the Disclosure Memorandum is made in the applicable section of this Article III. In addition to the Disclosure Memorandum, the Shareholders and the Company have delivered to Purchaser certain documents and materials as a part of Purchaser's due diligence investigation, and the

Disclosure Memorandum and all such documents and materials are or were true, correct and complete as of the date furnished, and any and all modifications or amendments thereto have been or will be delivered to Purchaser. At all times prior to and including the date of the Closing, the Shareholders and the Company shall promptly provide Purchaser with written notification of any event, occurrence or other information of any kind whatsoever which affects or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or any information contained in the Disclosure Memorandum. To induce Purchaser to enter into and perform this Agreement, the Shareholders and the Company represent and warrant to Purchaser as follows:

     3.1. Organization, Authority and Qualification. (a) The Company is a corporation duly organized and validly existing under the laws of the state of Nevada. The Company has offices and places of business at the locations specified in the Disclosure Memorandum. The Company has full corporate power and authority and is entitled to own or lease its properties and to carry on its business as and in all places where such business is conducted and such properties are owned or leased. The Company is not required to be qualified as a foreign corporation in any jurisdiction except as described in the Disclosure Memorandum. The Selling Parties have previously furnished to Purchaser true, correct and complete copies of the articles or certificate of incorporation and bylaws of the Company, as amended to date.

               (b) The Company has the full corporate power and authority to execute, deliver and perform this Agreement and any other agreements or instruments contemplated by this Agreement ("Other Agreements") to which it is a party. This Agreement has been and the Other Agreements have been duly and validly executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

        3.2. Capacity; Inconsistent Obligations. (a) Each Shareholder has the full right, power and legal capacity to execute, deliver and perform his obligations under this Agreement and the Other Agreements to which such Shareholder is a party. This Agreement and the Other Agreements have been duly and validly executed and delivered by such Shareholder and constitute the valid and legally binding obligations of such Shareholder, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

               (b) The execution, delivery and performance of this Agreement and the Other Agreements to which any Shareholder or the Company is a party will not
(i) result in a violation of the Company's articles of incorporation or bylaws, or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment or any order, to which the Company or any Shareholder is a party or by which any of them or any of their respective assets and properties is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the any of the Company's assets or properties, (x) the acceleration or creation of any Liability of the Company, (y) the forfeiture of any right or privilege of the Company, or (z) the forfeiture of any right or privilege of any Shareholder which may affect such Shareholder's ability to perform under this Agreement.

        3.3. Consents. Except as set forth in the Disclosure Memorandum, the execution, delivery and performance by each Shareholder and the Company of this Agreement and the Other Agreements to which he, she or it is a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person.

        3.4. No Violation; Compliance with Laws. Except as set forth in the Disclosure Memorandum, the Company is not in default under or in violation of
(a) its articles of incorporation or bylaws or (b) any order. Except as set forth in the Disclosure Memorandum, the operations of the Company and its predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this section, any violation of applicable Law that could result in imposition of a fine or other monetary penalty upon the Company shall be deemed to be a material non-compliance). Neither the Company nor any Shareholder has received any notification of any asserted past or present failure by the Company to comply with any applicable Law.

        3.5. Possession of Licenses. Except as set forth in the Disclosure Memorandum, the Company possesses all franchises, certificates, licenses, permits and other authorizations from Governments and all other Persons, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business, and the Company is not in violation thereof.

        3.6. Financial Statements, Financial Condition. (a) Prior to the date hereof, the Selling Parties have delivered to Purchaser copies of the Company's financial statements and related documents as identified in the Disclosure Memorandum (collectively, the "Financial Statements"). The Financial Statements include the Company's most recent balance sheet as of January 31, 2001(the "Reference Date Balance Sheet"). The date of the Reference Date Balance Sheet is referred to herein as the "Reference Date". Except as set forth in the Disclosure Memorandum and in the accompanying "Notes to Financial Statements", the Financial Statements are true and correct, in all material respects, have been prepared in accordance with GAAP consistently applied, present fairly the financial condition of the Company as at the respective dates thereof and the results of the Company's operations and cash flows for the periods then ended, and are consistent with the books and records of the Company. The books and records of the Company are true, correct and complete in all material respects and, except as set forth in the Disclosure Memorandum, are maintained in accordance with GAAP.

        3.7 Events Subsequent to Reference Date Balance Sheet. Since the Reference Date Balance Sheet, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that Reference Date:

          (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) the Company has not has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

          (iii) the Company has not accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Company is a party or by which any of them is bound;

          (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

          (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

          (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $30,000 in the aggregate;

          (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

          (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property, except for licensing the right use the Intellectual Property in conjuction with the Products sold to Customers in the Ordinary Course of Business;

          (xi) there has been no change made or authorized in the charter or bylaws of the Company;

          (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, except for the issuance of 111 shares of the Company's Common Stock to Susan M. Randall. As of the date there are 1,219,805 shares of stock that have been issued by the Company;

          (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii)  the  Company  has  not  granted  any   increase  in  the  base
     compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii)the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other ERISA Plan);

          (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) the Company has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

          (xxii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

          (xxiii)the Company has not committed to any of the foregoing.

        3.8. Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth in the Disclosure Memorandum, and (ii) Liabilities which have arisen after the Reference Date in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

        3.9. Title to Properties. Except as set forth in the Disclosure Memorandum, the Company has good and complete title to all properties and assets reflected in the Reference Date Balance Sheet, except inventories and other immaterial assets which have been disposed of in the Ordinary Course of Business since the Reference Date, and all other properties and assets necessary to conduct its business as currently being conducted and as conducted during the periods covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth on the face of the Reference Date Balance Sheet (rather than in any notes thereto).

        3.10. Receivables. Except as set forth in the Disclosure Memorandum, all notes and accounts receivable shown on the Reference Date Balance Sheet and all such receivables now held by the Company are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Reference Date Balance Sheet or otherwise set forth in the Disclosure Memorandum and, with respect to notes and accounts receivable arising after the Reference Date and now outstanding, except for a percentage thereof equal to the percentage which said reserved amounts on the Reference Date Balance Sheet or in the Disclosure Memorandum constituted of the aggregate of notes and accounts receivable on such Reference Date Balance Sheet. A "Secured Promissory Note" secured by accounts receivable in the amount of $75,000 and payable to the Purchaser is herewith acknowledged. Except as set forth in the Disclosure Memorandum the Company has no knowledge of any accounts receivables that are not collectible.

        3.11. Personal Property. (a) Except as set forth in the Disclosure Memorandum, all machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by the Company are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity with all applicable Laws. To the knowledge of the Company and the Shareholders, except as set forth in the Disclosure Memorandum, there are no defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

               (b) To the knowledge of the Company and the Shareholders, except as set forth in the Disclosure Memorandum, all lessors of machinery, equipment or other tangible personal property leased by the Company have performed and satisfied their respective duties and obligations under such leases. The Company has not brought or threatened any Action against any such lessors for failure to perform and satisfy its duties and obligations thereunder.

        3.12. Real Property. (a) The Company has good title to all of the real property reflected on the Reference Date Balance Sheet as owned by the Company (collectively, the "Owned Real Property"), free and clear from all defects and Liens, except as may be set forth in the notes to the Reference Date Balance Sheet or in the Disclosure Memorandum. The Disclosure Memorandum lists all Real Property, whether or not owned by the Company, listing with respect to each parcel the street address and the owner or lessor.

               (b) Except as set forth in the Disclosure Memorandum, each parcel or tract of real property which is used by the Company in its business and that is not Owned Real Property (the "Leased Real Property," and collectively with the Owned Real Property, the "Real Property") is subject to a written lease or sublease to which the Company is a party as lessee or sublessee (individually a "Real Property Lease"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. The Shareholders have previously furnished Purchaser with true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any default by the Company, or any event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or (ii) to the knowledge of the Company and the Shareholders, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

               (c) All of the Real Property is free from development, use or occupancy restrictions, except those imposed by applicable Law, and from special taxes or assessments, except those generally applicable to other properties in the tax districts in which the Real Property is located or as otherwise described in the Disclosure Memorandum. No options have been granted to others to purchase, lease or otherwise acquire any interest in the Real Property. The Company has the exclusive right of possession of each tract or parcel comprising its Real Property.

               (d) Except as set forth in the Disclosure Memorandum, the present use, occupancy and operation of the Real Property, and all aspects of the Improvements to the Real Property are in compliance with all Laws and private restrictive covenants, and to the Company's and the Shareholders' knowledge there has not been any proposed change thereto that would affect any of the Real Property or its use, occupancy or operation. There exists no conflict or dispute with any Government or other Person relating to any Real Property or the activities thereon. No portion of the Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would restrict its use, development, occupancy or operation in connection with the Company's business. Except as set forth in the Disclosure Memorandum, all Improvements are in good condition and repair, and are suited for the operation of the Company's business.

               (e) Neither the Company nor any other Person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

               (f) Except as set forth in the Disclosure Memorandum, all requisite certificates of occupancy and other permits and approvals required with respect to the Real Property or the Improvements and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and free of restrictions.

        3.13. Intellectual Property. (a) The Company own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

               (b) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Selling Parties has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of any of the Selling Parties, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

               (c) The Disclosure Memorandum identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Memorandum also identifies each trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in the Disclosure Memorandum:

                    (i) the Company possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

                    (ii) the item is not subject to any outstanding  injunction, judgment, order, decree, ruling, or charge;

                    (iii)no Action, proceeding, hearing, investigation,  charge, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (iv) The Company has never  agreed to  indemnify  any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                    (v) The Disclosure Memorandum identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in the Disclosure Memorandum;

                    (A)  the  license,  sublicense,   agreement,  or  permission
                         covering   the   item   is   legal,   valid,   binding,
                         enforceable, and in full force and effect;

                    (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above);

                    (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, Order, decree, ruling, or charge;

                    (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (H)  The Company has not granted any  sublicense  or similar
                         right  with   respect  to  the   license,   sublicense,
                         agreement, or permission.

                    (v) To the Knowledge of any of the Selling Parties, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

        3.14. Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has previously provided Purchaser true, correct, and complete copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

        3.15. Product Liability. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

        3.16. Contracts. (a) Except as set forth in the Disclosure Memorandum, all Company Contracts have been entered into in the Ordinary Course of Business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the date of the Closing. Except as set forth in the Disclosure Memorandum, no Company Contract is likely to result in a loss to the Company upon completion of performance, and all Company Contracts can be fulfilled or performed by the Company in accordance with their respective terms without undue or unusual expenditures of money or effort. All Company Contracts are listed on
Schedule 2.1(iii), and a true, correct and complete copies of all Company Contracts have been delivered to Purchaser.

               (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by the Company under any Company Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Company Contract.

               (c) To the Company and Shareholders' knowledge, neither this Agreement, the Closing or the relationship between the Company and the Purchaser has caused or is likely to cause the termination or nonrenewal of any Company Contract.

        3.17. Insurance. The Company has obtained and maintains insurance policies which provide adequate coverage to insure its assets, properties and business against such risks and in such amounts as are prudent and customary in the industry in which the Company operates, and all such policies are in full force and effect. All premiums due on such policies have been paid, and the Company has not received any notice of cancellation with respect thereto. The Company has no Liability for premiums or for retrospective premium adjustments for any period. The Disclosure Memorandum lists the types, amounts of coverage and deductibles of all such insurance policies, and true, correct and complete copies thereof have been delivered to Purchaser prior to the date hereof.

        3.18. Litigation; Contingencies. Except as set forth in the Disclosure Memorandum, no Action is pending or, to the knowledge of the Shareholders and the Company, threatened against, by or affecting the Company. There are no unsatisfied judgments or Orders against the Company or any Shareholder to which any of them or their assets and properties are subject.

        3.19. Taxes. Except as set forth in the Disclosure Memorandum, the Company and any entity at any time eligible or required to file a consolidated or combined Tax return with the Company (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), has duly and timely filed all federal, state, municipal, local and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Tax returns of some or all of the Company and the Affiliated Entities); all such Tax returns and reports show the correct and proper amount due; and the Taxes shown on all Tax returns and reports and all Tax assessments received by the Company or any Affiliated Entities have been paid to the extent that such Taxes or estimates are due. The Company has previously provided to the Purchaser true, correct and complete copies of all Returns filed with respect to the two (2) tax years preceding the date hereof. Except as set forth in the Disclosure Memorandum, all

Taxes imposed on the Company and its Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by the Company for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of the Company, and such reserves will be adequate to pay all Taxes of the Company for all periods through the Closing. There is not now any proposed assessment against the Company or any Affiliated Entity of additional Taxes of any kind. The Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the Company raised by a Government in writing.

        3.20. Employment and Labor Matters. (a) Except as set forth in the Disclosure Memorandum, to the Company's and the Shareholders' knowledge, no employee, agent, consultant or independent contractor who performs services on a regular basis for the Company plans to discontinue such relationship with the Company.

               (b) The Company is not a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to the Company's and the Shareholders' knowledge threatened, between the Company and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor organization or employee group to organize any of the Company's employees at any time in the past five years. The Company has substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.

               (c) The Disclosure Memorandum lists all contracts, agreements or arrangements (written or oral) concerning the employment of any individual by the Company, including each such individual's title, compensation and duties.

        3.21. Employee Benefit Matters. (a) The Disclosure Memorandum lists all "employee benefit plans" (the "ERISA Plans") within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") to which the Company contributes or is required to contribute and all other practices, commitments, arrangements and agreements pursuant to which the Company provides, directly or indirectly, any benefits for employees. The Company is not required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of Section 3(37)(A) of ERISA. True, correct and complete copies of all ERISA Plans, together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been delivered to Purchaser.

               (b) Each ERISA Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Neither the Company nor the Shareholders, nor to the Company's and the Shareholders' knowledge any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), nor has any such person been involved in or caused an ERISA Plan to be involved in a breach of fiduciary duty under Section 404 of ERISA. Each ERISA Plan that is a group health plan within the meaning of Section 607(1) of ERISA and Section 4980B of the Code has complied with and is in compliance with the continuation coverage requirements of Section 601 of ERISA and Section 4980B of the Code. There are no pending claims or, to the Company's and the Shareholders' knowledge threatened claims, by or against any of the ERISA Plans by any employee or beneficiary covered under such ERISA Plan, or by any Government or otherwise involving such ERISA Plan or any of its fiduciaries (other than for routine claims for benefits).

               (c) The Disclosure Memorandum separately identifies any ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Company Pension Plan") and also lists any Company Pension Plan that has been terminated in the last five years. Each Company Pension Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust thereunder is exempt from federal income tax under Section 501(a) of the Code. All Company and employee contributions required to be made to each Company Pension Plan have been made in a timely manner.

               (d) Except for a Company Pension Plan, the Company is not bound to provide, and the Company does not provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company other than as required by applicable Law. Neither this Agreement nor any transaction contemplated hereby will entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any similar payment.

        3.22. Environmental Matters. Except as set forth in the Disclosure Memorandum, the Company holds all Environmental Permits necessary for conducting its business and operations and has conducted, and is presently conducting, its business and operations in full compliance with all applicable Environmental Laws and Environmental Permits, including, without limitation, all record keeping and filing requirements. There is no existing or, to the knowledge of the Company or Shareholders, pending Environmental Law with a future compliance date that will require material operational changes, business practice modifications or capital expenditures at any Real Property (or any other property presently or formerly owned, operated or controlled by the Company or as to which the Company may bear responsibility or Liability), or any of the Improvements thereon. Except as set forth in the Disclosure Memorandum, all Hazardous Materials and Solid Waste on, in, or under the Real Property or real property operated by the Company, wherever located, have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Real Property, or, to the knowledge of the Company and the Shareholders, adjacent property, will subject the Company or any subsequent owner, occupant or operator of such Real Property to corrective or compliance action or any other Liability. There are no presently pending, or to the Company's and the Shareholders' knowledge, threatened Actions or Orders against or involving the Company (including any Person for whose acts or omissions the Company is responsible) relating to any alleged, past or ongoing violation.

        3.23. Absence of Certain Business Practices. Neither the Company nor the Shareholders, nor any other person acting on behalf of the Company, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any Person who is or may be in a position to help or hinder the Company's business (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company to any material damage or penalty in any Action or which might have an effect on the Company or its assets and properties, (b) if not given in the past, might have had an effect on the Company's business or its assets and properties, or (c) if not continued in the future, might have an effect on the Company or which might subject the Company to suit or penalty in any Action.

        3.24. Agreements and Transactions with Related Parties. Except as set forth in the Disclosure Memorandum, the Company is not directly or indirectly a party to any contract, agreement or lease with, or any other commitment to, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any equity interest in the Company, (b) any Affiliate of such Person, (c) any director or officer of the Company, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a three percent (3.0%) beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a three percent (3.0%) beneficial interest (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the Company's business, and (y) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (i) which is or which within the last three years has been a competitor, customer or supplier of the Company or has done business with the Company, or (ii) which as of the date hereof sells or distributes products or services which are similar or related to the Company's products or services.

        3.25. Full Disclosure. No representation or warranty of any Shareholder contained in this Agreement, the Other Agreements, the Disclosure Memorandum, or any instrument, certificate, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or any Other Agreement or in connection with the transactions contemplated herein or therein contains any untrue or incomplete statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. To the Company's and the Shareholders' knowledge, there is no fact which adversely affects, or in the future may adversely affect, the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Company which has not been or is not disclosed in this Agreement, the Disclosure Memorandum or in the other instruments, certificates, agreements or writings furnished to Purchaser by or on behalf of the Shareholders pursuant to this Agreement or the Other Agreements or in connection with the transactions contemplated herein.

                                   ARTICLE IV
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

As an inducement to the Company and the Shareholders to enter into and perform this Agreement, Purchaser hereby represents and warrants as follows:

        4.1. Organization. Purchaser is a corporation duly organized and validly existing under the Laws of the State of Delaware.

        4.2. Authorization; No Inconsistent Agreements. Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and the Other Agreements to which it is a party. This Agreement has been, and such Other Agreements have been duly and validly executed and delivered by Purchaser and constitute the valid and legally binding obligations of Purchaser, subject to general equity principles, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting the rights of creditors generally.

        4.3. Inconsistent Obligations. The execution, delivery and performance of this Agreement and the Other Agreements to which Purchaser is a party, will not (i) result in a violation of their respective charter or certificate of incorporation or bylaws or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement or commitment or any Order to which Purchaser is a party or by which any of the assets of Purchaser is subject or bound, nor will such actions result in the creation of any Lien on any of the assets of Purchaser or the acceleration or creation of any Liability.

        4.4. Consents. The execution, delivery and performance by Purchaser of this Agreement and the Other Agreements to which they are a party, and the consummation of the transactions contemplated herein and therein does not require the consent, approval or action of, or any filing with or notice to, any Government or other Person.

        4.5. Full Disclosure. No representation or warranty of Purchaser contained in this Agreement or any Other Agreement, or in any instrument, certificate, agreement or other writing delivered by Purchaser pursuant to this Agreement or the Other Agreements or in connection with the transactions contemplated herein or therein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

       4.6. Litigation . There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body or arbitrator pending or, to the best of Purchaser's knowledge, threatened against Purchaser which challenges or would challenge any of the actions required to be taken by Purchaser under this Agreement.


       4.7. Non-Contravention . The execution and delivery of this Agreement (i) will not result in any violation or breach of any agreement or other instrument to which Purchaser is a party or by which Purchaser is bound, and (ii) will not result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Purchaser is subject.

        4.8. Approvals. No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Purchaser in connection with the execution, delivery or performance of this Agreement or any Other Agreement.

                                    ARTICLE V
                   SELLING PARTIES' OBLIGATIONS BEFORE CLOSING

Selling Parties covenant that from the date of this Agreement until the Closing:

        5.1. Purchaser's Access to Premises and Information. Purchaser and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to the Company and the operation of its business. The Company shall furnish or cause to be furnished to Purchaser and its representatives all data and information concerning the business, finances, and properties of the Company that may reasonably be requested.

        5.2. Interim Operations of the Company. The Selling Parties covenant and agree that, except (i) as expressly provided in this Agreement; or (ii) with the prior written consent of the Purchaser, after the date hereof and prior to the Closing Date:

               a. The business of the Company shall be conducted only in the ordinary and customary course consistent with past practice and, to the extent consistent therewith, the Company shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, and business partners;

               b. The Company shall not transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice;

provided, however, that in no event may the Company undertake any such action involving an amount greater than $25,000;

               c. The Company shall not modify, amend, or terminate any of the Company's Agreements or waive, release, or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

               d. The Company shall not pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an aggregate amount greater than $25,000, without the written consent of the Purchaser;

               e. Unless and until this Agreement shall have been terminated pursuant to the provisions of Article XII hereof, the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company;

               f. The Selling Parties shall not knowingly take, or knowingly agree to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date;

               g. The Company shall not voluntarily make, or agree to make, any changes in tax accounting methods, waive or consent to the extension of any statute of limitations with respect to taxes, or consent to any assessment of taxes, or settle any judicial proceeding affecting taxes; and

               h. The Company shall not enter into an agreement, contract, commitment, or arrangement to do any of the foregoing, or to authorize, recommend, propose, or announce an intention to do any of the foregoing.

        5.3. Preservation of Business and Relationships. The Company will use its best efforts, without making any commitments on behalf of Purchaser, to preserve its respective business organizations intact and to preserve its present relationships with suppliers, customers, and others having business relationships with it.

        5.4. Risk of Loss; Maintenance of Insurance. The risk of any loss, damage or destruction to any of the Acquired Assets from fire or other casualty or cause shall be borne by the Company at all times prior to the Closing hereunder. Upon the occurrence of any loss or damage as a result of fire, casualty, accident or other causes prior to the Closing, except for losses or damages which would not have a material adverse effect upon the value of the Acquired Assets to be transferred, the business, financial condition or results of operations of the Company, shall immediately notify Purchaser of same in writing stating with particularity the extent of loss or damage incurred, the cause thereof if known and the extent to which restoration, replacement and repair of the Acquired Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. If the Acquired Assets and operation of the Company cannot be substantially repaired or restored within thirty (30) days after such loss, Purchaser shall have the option, exercisable within ten (10) days after receipt of written notice from the Company to: (i) terminate this Agreement; or (ii) elect to consummate the Closing and accept the property in its "then" condition, in which event the Company and Shareholder shall assign to Purchaser all rights under any insurance claim covering the loss and pay over to the Purchaser any proceeds under any such insurance policy thereafter received by either the Company or Shareholder with respect thereto.

        The Company will continue through Closing to carry its existing insurance, subject to variations in amounts required by the ordinary operations of their businesses. At the request of Purchaser and at Purchaser's sole expense, the amount of insurance against fire and other casualties that, at the date of this Agreement, the Company carries on any of its properties or in respect of its operations shall be increased by the amount or amounts Purchaser shall specify. Effective upon execution hereof, Selling Parties shall cause Purchaser to be named as an additional insured on each existing insurance policy carried by the Company.

        5.5. Corporate and Shareholder Approvals. The Company will deliver to Purchaser, on or before the Closing Date, a written consent resolution of its shareholders authorizing and approving the sale of the Acquired Assets to Purchaser on the terms and conditions provided in this Agreement.

                                   ARTICLE VI
                       BUYER'S OBLIGATIONS BEFORE CLOSING

        6.1. Cooperation in Securing Consents of Third Parties. Purchaser shall use its best efforts to assist the Company in obtaining the consent of all necessary Persons and agencies to the assignment and transfer to Purchaser of any and all properties and assets to be assigned and transferred under the terms of this Agreement.

                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

The obligations of Purchaser to purchase the Acquired Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article VII. Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Shareholder or the Company shall be in default of any of their representations, warranties, or covenants under this Agreement.

        7.1. Accuracy of Selling Parties' Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by each of the Selling Parties in this Agreement, or in any written statement that any of them shall cause to be delivered to Purchaser under this Agreement, shall be true in all material respects from and as of the date of the execution of this Agreement through the Closing Date as though made at such times.

        7.2. Performance by Selling Parties. Selling Parties shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or either of them, on or before the Closing Date.

        7.3. No Material Adverse Change. The Company shall not have sustained any material loss or damage to its Acquired Assets, whether or not insured, that materially affects its ability to conduct its business in any material way.

        7.4. Corporate Approval. The execution and delivery of this Agreement by the Company, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Purchaser shall have received copies of all resolutions pertaining to that authorization, certified by the Secretary of the Company.

        7.5. Consents. All necessary agreements and consents of any Parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Selling Parties and delivered to Purchaser.

        7.6. Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Purchaser under this Agreement shall be satisfactory in all reasonable respects to Purchaser and its counsel.

        7.7. Department of Labor Release. Purchaser shall have received a tax clearance certificate from the Georgia Department of Labor stating that, as of a date not more than thirty (30) days before the Closing Date, no contributions, interest, or penalties are due to the Department of Labor from the Company.

        7.8. Sales and Use Tax on Prior Sales. The Company agrees to furnish to Purchaser a tax clearance certificate from the Georgia Department of Revenue and any related certificates that Purchaser may reasonably request as evidence that all sales and use tax liabilities of the Company accruing before the Closing Date have been fully satisfied or provided for.

        7.9. Payroll Taxes Release. Purchaser shall have received a tax clearance certificate from the Georgia Department of Revenue stating that all payroll withholding tax liabilities of the Company accruing, as of a date not more than thirty (30) days before the Closing Date, no contributions, interest, or penalties are due to the Department of Revenue from the Company.

7.10. Corporation Taxes Release. Purchaser shall have received a tax clearance certificate from the Georgia Department of Revenue stating that all corporate income and net worth tax liabilities of the Company accruing, as of a date not more than thirty (30) days before the Closing Date, no contributions, interest, or penalties are due to the Department of Revenue from the Company.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO SELLING PARTIES' PERFORMANCE

The obligations of the Company to sell and transfer the Acquired Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Company may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any of its other rights or remedies, at law or in equity, if Purchaser should be in default of any of its representations, warranties, or covenants under this Agreement.

        8.1. Accuracy of Purchaser's Representations and Warranties. All representations and warranties by Purchaser contained in this Agreement or in any written statement delivered by Purchaser under this Agreement shall be truein all material respects from and as of the date of the execution of this Agreement through the Closing Date as though such representations and warranties were made at such times.

        8.2. Purchaser's Performance. Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

        8.3. Purchaser's Corporate Approval. The board of directors of Purchaser shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the Purchaser's obligations to be performed under this Agreement on or before the Closing Date.

                                   ARTICLE IX
                                   THE CLOSING

        9.1. Time and Place. The transfer of the Acquired Assets to Purchaser pursuant hereto (the "Closing") shall take place at the office of Purchaser's counsel, Bartel Eng & Schroder, a law corporation, 300 Capitol Mall, Suite 1100, Sacramento, California 95814, at 12:00 p.m., Pacific Time, on February 28, 2001, or at such other time and place as the Parties may agree to in writing (the "Closing Date").

        9.2. Selling Parties' Obligations at Closing. At the Closing, each of the Selling Parties shall deliver or cause to be delivered to Purchaser each of the following as may be required pursuant hereto with respect to each such
Party:

          a. Assignments of all leaseholds, properly executed and acknowledged by Assignor, and accompanied by all consents of lessors required by this Agreement and the leases being assigned;

          b. Instruments of assignment of and transfer of all properties of the Company or Shareholder transferred under this Agreement including but not limited to such bills of sale, assignments, and other good and sufficient instruments of sale, transfer and conveyance in such form and substance as Purchaser shall reasonably request, as shall be effective to vest in Purchaser all right and title to, and interest in, the Acquired Assets as well as all books and records and other data relating to the Acquired Assets.

          c. Certified written consent resolutions of the Company's board of directors and of the Company's shareholders, in form satisfactory to counsel for Purchaser, authorizing the execution and performance of this Agreement and all actions to be taken by the Corporation under this Agreement; and

          d. A certificate executed by the president or vice president and the secretary or treasurer of the Company certifying that all the Company's representations and warranties under this Agreement are true as of the Closing Date, as though each of those representations and warranties had been made on that date.

          e. An opinion of counsel to the Company addressed to Purchaser, directly, substantially in the form as attached hereto as Exhibit A.

          f. A tax clearance certificate as required pursuant to Sections 7.7, 7.8, 7.9 and 7.10.

        Simultaneously with the consummation of the transfer, the Company, through its officers, agents, employees, and Shareholder, will put Purchaser into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.

        Selling Parties, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser for the purpose of assigning, transferring, granting, conveying, and confirming to Purchaser, or reducing to possession, any or all property to be conveyed and transferred under this Agreement. If requested by Purchaser, the Company further agrees to prosecute or otherwise enforce in its own name for the benefit of Purchaser any claims, rights, or benefits that are transferred to Purchaser under this Agreement and that require prosecution or enforcement in the Company's name. Any prosecution or enforcement of claims, rights, or benefits under this section shall be solely at Purchaser's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by any of the Selling Parties.

        9.3. Purchaser's Obligations at Closing. At the Closing, Purchaser shall execute and deliver to the Company and the Shareholders the documents described on Schedule 9.3.

        9.4. Offers of Employment. Subject to the terms and conditions of this Agreement, promptly after the Closing, Purchaser shall offer employment to the employees of the Company as set forth in Schedule 9.4, on terms and conditions acceptable to Purchaser. Purchaser shall not be liable for any liabilities associated with any employee terminated by the Company. The Purchaser will not be liable, in any manner, for any payments or other compensation which may be required to be paid to such employees upon their termination by the Company pursuant to any federal, state or local law or rule.

                                    ARTICLE X
                                 INDEMNIFICATION

        10.1. Indemnification by the Selling Parties. (a) In accordance with and subject to the provisions of this Section 10.1, the Selling Parties shall indemnify and hold harmless the Purchaser, their respective Affiliates, and the officers, directors, agents and employees of the Purchaser and their Affiliates (collectively, the "Indemnitees") from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys' fees and amounts paidto an unaffiliated third party in settlement (collectively, the "Indemnified Losses"), suffered or incurred by any one or more of the Indemnitees by reason of, or arising out of:

               (i) any misrepresentation or breach of representation or warranty contained in this Agreement, or any certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Shareholder or the Company contained in this Agreement, or any certificate, instrument, agreement or other writing delivered to Purchaser by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein;

               (ii)  any   misrepresentation  or  breach  of  representation  or
          warranty to those matters described on Schedule 10.1(ii);

               (iii) any and all liabilities of the Company arising or incurred prior to the Closing except for any liability arising from those matters described on Schedule 2.2;

               (iv) any and all liabilities arising from the matters described on Schedule 10.1(iv);

               (v) any and all actions, orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

          (b) The Selling Parties shall reimburse Indemnitees on demand for any Indemnified Losses suffered by the Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions in respect of any Indemnified Losses. The Selling Parties shall have the opportunity to defend at their expense any claim, action or demand for which the Indemnitees claim indemnity against the Selling Parties; provided that (i) the defense is conducted by reputable counsel approved by the Indemnitees, which approval shall not be unreasonably withheld or delayed; (ii) the defense is expressly assumed in writing within ten (10) days after written notice of the claim, action or demand is given to the Selling Parties; and (iii) counsel for the Indemnitees, at Indemnitees' own expense, may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Indemnitees.

        10.2. Limitations and Payment on Claims. No claim shall be brought by any Indemnitee under this Article X for breach of any representation or warranty, and none of them shall be entitled to receive any payment with respect thereto, unless and until the aggregate amount of such claim(s) equals or exceeds $10,000 (exclusive of the amounts held in escrow for taxes) and after such time as the amount of such claim(s) equals or exceeds $10,000, the Indemnitees may assert all such prior and all future claims against the Selling Parties hereunder, and any such delay in asserting a claim or claims against the Selling Parties pursuant to this Section 10.2, shall in no way prejudice the Indemnitees under any statute or period of limitations or similar law or under any principle of equity. Anything to the contrary notwithstanding, (i) each of the Selling Parties will be liable to the Indemnitees for the Indemnified Losses; (ii) the Selling Parties shall not be liable to the Indemnitees under this Article X for Indemnified Losses, if any, in excess of the aggregate value, as of the date of Closing, of the Purchase Price; provided, however, that such limitation shall not apply to any loss suffered by the Indemnitees attributable to fraudulent misrepresentations.

        10.3. Survival. The representations and warranties of each of the Selling Parties contained in this Agreement, or in any certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by or on behalf of Purchaser and the consummation of the transactions contemplated herein and all suchcovenants, representations and warranties shall be of no further force and effect after the expiration of three (3) years from the date of the Closing ("Survival Period"); provided, however, that the Survival Period shall not apply to the representations, warranties, covenants, agreements and indemnities set forth in Sections 3.8, 3.19, 3.21 and 3.22 hereof, but shall apply the applicable statute of limitation with respect to such matters. Anything to the contrary notwithstanding, a claim for indemnification which is made but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

        10.4. Escrow. Each of the Selling Parties agrees that the Purchaser shall hold in escrow an amount representing ten percent (10%) of the Purchase Price (the "Escrow Fund") as an escrow fund to be administered in accordance with the terms and provisions of the Escrow Agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"). Each of the Selling Parties agrees that the Purchaser shall have the right to transfer to the appropriate Indemnitee in accordance with the terms of the Escrow Agreement a portion of the Escrow Fund approximately equal in value to the total amount of the Indemnified Losses. To the extent that the Indemnified Losses exceed the value of the Escrow Fund, the Selling Parties shall make payment for Indemnified Losses under this Article X in cash legal tender of the United States of America to the extent sufficient to satisfy all Indemnified Losses.

        10.5. Purchaser Indemnification of Selling Parties. Purchaser agrees to indemnify and hold harmless the Company and the Shareholder against, and in respect of, any and all claims, losses, expenses, costs, reasonable attorney's fees, obligations, and liabilities either of them may incur in a bona fide settlement of claims or by judgment by reason of Purchaser's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement.

                                   ARTICLE XI
                              ADDITIONAL AGREEMENTS

        11.1. Expenses. Except as otherwise provided herein, all expenses incurred by Purchaser in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Purchaser, as the case maybe. Except as otherwise provided herein, all expenses incurred by the Selling Parties in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Selling Parties.

        11.2. Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made only by Purchaser; provided, however, that the Company may make any disclosure required to be made under applicable Law if it has determined in good faith that it is necessary to do so and used its best efforts, prior to the issuance of the disclosure, to provide Purchaser with a copy of the proposed disclosure and to discuss the proposed disclosure with Purchaser.

        11.3. Cooperation. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder. From time to time and at any time, at the Purchaser's request, whether on or after the date hereof, and without further consideration, the Company and Shareholders shall, at their expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the opinion of the Company, in connection with the consummation of the transactions described herein.

        11.4. Noncompetition Covenant. For a period of five years from and after the Closing Date, none of the Selling Parties will engage directly or indirectly in any business that any of the Purchaser and its Subsidiaries conduct as of the Closing Date; provided, that no owner of less than 1% of the outstanding stock of a publicly trade corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of the court of competent jurisdiction declares that any term or provision of this Section 11.4 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        11.5. Confidentiality. The Company and each of the Shareholder will treat and hold as such all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Selling Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Selling Party will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 11.5. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Selling Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Selling Party may disclose the Confidential Information to the tribunal;

provided, however, that the disclosing Selling Party shall use his or its best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

        11.6.  Employment  Agreement.  Each  of the  individuals  set  forth  in
Schedule 11.6 shall have executed and delivered an employment agreement with the Purchaser in substantially the form of Exhibit C attached to the Agreement and each of such agreements shall be in full force and effect as of the Closing Date.

        11.7. Change of Company's Name. The Company agrees, upon request of the Purchaser at any time after the Closing Date, that it will take and cause to be taken all necessary action by its board of directors, shareholders, and any other Persons in order to change the Company's name to a name other than "Rio Systems International, Inc.", or any similar combination of words. From the period of time between the Closing Date until the Company's name change, the Purchaser is granted a limited license to use the name "Rio Systems International, Inc." only for the purposes of identification.

        11.8. Expenses after Closing. Purchaser shall be solely responsible for any and all expenses relating directly or indirectly to the Acquired Assets which expenses arise after the date of closing. Purchaser shall immediately following closing notify all vendors and trade creditors of Company that purchaser is obligated for all future acquisitions of products and services. No products or services shall be purchased in the name of the Company following the closing.

                                   ARTICLE XII
                                   TERMINATION

        12.1.  Conditions  Permitting Termination.  Subject to the provisions of
Section 9.1, relating to the postponement of the Closing Date, any Party, except as specifically set forth below, may on the Closing Date upon written notification to the non-terminating Parties, terminate this Agreement:

               (a) If any bona fide action or proceeding shall be pending against any Party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this Agreement or if any agency of the federal or of any state government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this Agreement;

               (b) If the legality and sufficiency of all steps taken and to be taken by the Parties and their shareholders in carrying out this Agreement shall not have been approved by counsel.

        12.2. Defaults Permitting Termination. If either Purchaser or Selling Parties materially default in the due and timely performance of any of its or their obligations, warranties, covenants, conditions precedent or agreements under this Agreement, the nondefaulting Party or Parties, at its or their option, may on the Closing Date give notice of termination of this Agreement, in the manner provided in Section 13.11. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective five (5) days after the Closing Date, unless the specified defaults shall have been cured on or before the Effective Date for termination, or unless otherwise set forth in a writing executed by all Parties hereto.

        12.3. Liabilities in Event of Termination. In the event of any termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith become wholly void and of no further force and effect, and there shall be no liability on the part of Purchaser, Selling Parties or their respective officers, directors or agents, to any other party hereto, except that in the case that a default exists by either of these parties, then the nondefaulting party shall have such rights and remedies as provided herein (with the exception of specific performance) and as available at law and in equity and the defaulting party shall be liable for any and all damages sustained by the nondefaulting party. In the event that termination occurs pursuant to Section 12.2, the nondefaulting party shall have such rights and remedies as provided herein (with the exception of specific performance) and as available at law and in equity and the defaulting party shall be liable for any and all damages sustained by the nondefaulting party.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        13.1. Effect of Headings. The subject headings of the sections and subsections of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

        13.2. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. The Recitals are incorporated as part of the Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

        13.3. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13.4. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any Party to this Agreement.

        13.5. Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns. However, no assignment of any of the rights or obligations pursuant to this Agreement by any Party to this Agreement shall be effective without the prior written authorization of the non-assigning Parties to this Agreement.

        13.6. Remedies Cumulative. The remedies provided to Selling Parties and Purchaser by this Agreement shall be in addition to, and, except as stated in
Section 13.7 below, not in lieu of, any other remedies to which the respective Parties are entitled at law or in equity for any breach of or noncompliance with the provisions of this Agreement by the other Parties.

        13.7. Specific Performance and Waiver of Rescission Rights. Each Party's obligation under this Agreement is unique. If any Party should default in its performance of obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting Party or Parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the Parties each expressly waive the defense that a remedy in damages will be adequate.

        13.8. Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this
Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

        13.9. Finder's or Broker's Fees. Each Party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other Person is entitled to any commission or finder's fee in connection with any of these transactions, except that the Company has agreed to pay a finder's fee of four percent, two percent of the Purchase Price to Berkus Technology Venutures and two percent of the Purchase Price to Brian Cunningham.

        13.10. Expenses. Each Party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including all fees and costs of such Party for attorneys and/or accountants who may act on such Party's behalf.

        13.11. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Selling Parties:   Rio Systems International, Inc.
                                            85-C Mill Street, Suite 300
                                            Roswell, GA 30075
                                            Attn: Robert Goard
                                            Phone: 770-650-0086
                                            Fax: 770-650-0087

               Copy to:                     Harris, Phillips & Harris
                                            Steven D. Harris, Esq.
                                            1155 Hightower Trail, Suite 200
                                            Atlanta, GA 30850
                                            Phone:  770-993-7279
                                            Fax: 770-642-6278

               If to the Purchaser:         AremisSoft Hospitality (US), Inc.
                                            1201 Roberts Blvd., Suite 207
                                            Kennesaw, GA 30144
                                            Attn: John Picardi
                                            Phone:  770-590-4340
                                            Fax:    253-484-8931

               Copy to:                     Bartel Eng & Schroder
                                            Scott E. Bartel, Esq.
                                            300 Capitol Mall, Suite 1100
                                            Sacramento, CA  95814
                                            Phone No.:  916-442-0400
                                            Fax No.:    916-442-3442

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        13.12. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. The Company may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        13.13. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Memorandum shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Memorandum identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

        13.14. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        13.15. Resolution of Disputes: Any dispute that may arise under this contract if not resolved between the parties within thirty (30) days shall be submitted to arbitration, in the county of Fulton, State of Georgia, pursuant to the rules of the American Arbitration Association. The decision in arbitration shall be conclusive and binding on the parties and any judgment may be entered upon it in any court having jurisdiction.

        13.16. Governing Law.   This Agreement  shall be construed in accordance
with, and governed by, the laws of the State of Georgia as applied to contracts that are executed and performed entirely in Georgia.

        13.17. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the Parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the Parties.

        IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the date and year first written above:

                                         PURCHASER

                                         AremisSoft  Hospitality (US), Inc.


                                     By:

                                         Roys Poyiadjis, Chief Executive Officer


                                         COMPANY

                                         Rio Systems International, Inc.


                                     By:

                                         Robert Goard, President


                                     By:

                                         Vinay Patel, Secretary


                                         SHAREHOLDERS



                                         David Phelps



                                         Brian Cunningham



                                         Vinay Patel



                                         Robert Goard

                             EXHIBITS AND SCHEDULES


The following Exhibits and Schedules are a part of this Agreement:

EXHIBITS

  Exhibit A  -   Legal Opinion of Harris, Phillips, Harris P.C.
  Exhibit B  -   Escrow Agreement - The Chicago Trust Company of California
  Exhibit C  -   Form of Employment Agreement

SCHEDULES:

  Schedule 2.1(i)    - Reference Date Balance Sheet, including list of Acquired
                       Assets and Company's account
  Schedule 2.1(iii) -  List of Company Contracts
  Schedule 2.2      -  Assumed Liabilities
  Schedule 2.4      -  Adjustment for future performance - earnout
  Schedule 9.3      -  Purchaser's Deliveries
  Schedule 9.4      -  Employment Offers
  Schedule 10.1(ii) -  Adjustment of Purchase Price for breach
  Schedule 10.1(iv) -  Special Indemnity Items
  Schedule 11.6     -  List of Key Employees

                                 SCHEDULE 2.1(i)
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                 REFERENCE DATE BALANCE SHEET, INCLUDING LIST OF
                      ACQUIRED ASSETS AND COMPANY'S ACCOUNT

                                SCHEDULE 2.1(iii)
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                            LIST OF COMPANY CONTRACTS

                                  SCHEDULE 2.2
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                               ASSUMED LIABILITIES

The Purchaser will assume and be responsible for the following matters:

1. Leased Real Property as identified on Section 3.12(a) of the Disclosure Memorandum.

     Pursuant to the lease identified on Section 3.12(a) of the Disclosure Memorandum for the premises listed below, the lessee is responsible for common area maintenance expenses in addition to standard rent. The lessee makes estimated payments at the time of each rental payment for such expenses. At the end of each calendar year, the lessor of each property determines whether such estimated payments have met actual expenses and either credits overpayments to the lessee or requires additional expense contributions from the lessee to the extent of underpayments. To the extent that refunds are paid to the Purchaser as lessee, such refunds shall be prorated for the period to which they relate between the Purchaser and the Company. To the extent that any additional amounts are required to be paid by the Purchaser to the landlords, the Company shall contribute a pro rata amount relating to the period prior to Closing.

2. The accounts payable of the Company as reflected in the Reference Date Balance Sheet, as adjusted to account for additions or deletions thereto through the Closing Date, effected through the Ordinary Course of Business. A listing of Company's account payables (reasonably complete as of the date specified thereon) has been delivered to the Purchaser.

3. Up to $345,000 in loans from the Shareholders, but excluding accrued and/or deferred compensation owed to the Shareholders, as reflected in the Reference Date Balance Sheet.

4. List the loans - see Balance Sheet at Schedule 2.1(i).

5. Those known Liabilities with respect to the Company Contracts assumed by the Purchaser hereunder, as identified in Schedule 2.1(iii) to this Acquired Business Disclosure Document.

                                  SCHEDULE 2.4
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                   ADJUSTMENT FOR FUTURE PERFORMANCE - EARNOUT

     In addition to the Purchase Price set forth in Section 2.2, additional considerations will be paid to the Company upon the achievement of the earn-out targets set forth below ("Earn-out Target"). It is understood that the Earn-out Target is designed to be beneficial to all parties and that the Resulting Business is intended to be part of the Purchaser's business. For purposes of determining the satisfaction of the Earn-out Target, the "gross profit" of the Resulting Business shall be tracked for a period of twelve consecutive months from the date of the Closing (the "Earn-out Period"). In addition, revenues and gross profits generated from deals "closed" by the Resulting Business within the Earn-out Period shall be included in the earn-out calculations for determining the satisfaction of the Earn-out Target. Closed deals are defined as signed contract received from a customer with the proper and necessary down payment or deposit, and installed within the Earn-out Period. The Earn-out Target consideration will be paid as follows:

     (i) No additional consideration shall be paid for the first $1.75 million in gross profit during the Earn-out Period;

     (ii) An amount equal to $2.612 for each $1 in gross profit in excess of $1.75 million up to $2.42 million during the Earn-out Period shall be paid as additional consideration;

     (iii) An amount equal to $0.714 for each $1 in gross profit in excess of $2.42 million up to $3.82 million during the Earn-out Period shall be paid as additional consideration;

     (iv) An amount equal to $1.143 for each $1 in gross profit in excess of $3.82 million up to $5.57 million during the Earn-out Period shall be paid as additional consideration; and

     (v) No additional consideration shall be paid for gross profit in excess of $5.57 million during the Earn-out Period.

     In addition to the payments based on the Earn-out Target as provided above, the Purchaser will also pay the Company an additional consideration for the gross profit generated from contract (i) that has been signed within the Earn-out Period, (ii) the necessary down payment or deposit is made by the customer within the Earn-out Period, and (iii) revenue recognition occurs within the first three months after the Earn-out Period, based on the continuation of the above Earn-out Target rate schedule achieved by the Resulting Business during the Earn-out Period.

     For example, the Resulting Business achieved gross profit of $2.12 million during the Earn-out Period, the Company will be entitled $966,440. Now, assuming that $500,000 in gross profit was recorded for contracts which was signed and necessary deposit paid during the Earn-out Period, and the installation occurred within the first three months after the Earn-out Period, then the Company will be entitled to an additional $926,400 (783,600+142,800) (The continuation of the Earn-out Target rate which was achieved during the Earn-out Period was $2.612 for each $1 in gross profit for the next $300,000, thereafter the Earn-out rate will be $0.714 for each $1 in gross profit).

     All payments (subject to any adjustment under Article X) shall be paid within ninety (90) days after the end of the Earn-out Period.

     Notwithstanding anything to the contrary in the Agreement, the following terms are specifically defined for this Schedule 2.4:

     (a) "gross profit" shall mean the revenue (as recognized under GAAP) minus the cost of goods sold.

     (b) "cost of goods sold" shall mean the cost of hardware, cost of software, cost of training and installation, cost of support and services, and any other direct cost on selling the Product. Cost of software, as referred to above, shall mean the cost of third party software purchased by the Resulting Business and resold to the end-users. Examples of this are database licenses (for instance "Oracle") and operating system software. Cost of training and installation (hereinafter "T & I") services shall include all direct costs associated with running the T & I department. Examples of these costs are T & I payroll and related expenses, travel and related costs, and contract personnel utilized in implementing client systems inclusive of any third party contractors utilized. Cost of support and services shall include all direct costs associated with providing client support ("help desk support") to users of the Resulting Business's products. Examples of these costs are support department payroll and related expenses, travel and related costs, telephone costs associated with client support of the Resulting Business's systems, and any contractors utilized in performing the Resulting Business client support. Other direct cost of selling the Product shall mean any other direct cost associated with selling the Resulting Business' Product. Examples of these costs would include sales commissions and royalties to third parties for third party products used in delivering the Resulting Business' Product.

     (c) "revenue" shall mean (i) one hundred (100%) percent of revenues recognized by the Resulting Business on sales in North America in accordance with Purchaser's current accounting policies on revenue recognition and in conformity with GAAP, (ii) sixty (60%) percent of revenues recognized by the Resulting Business on sales outside of North America in accordance with Purchaser's current accounting policies on revenue recognition and in conformity with GAAP, and (iii) fifty (50%) percent of revenues recognized on the sale of the Purchaser's products to Ritz Carlton Hotels in accordance with Purchaser's current accounting policies on revenue recognition and in conformity with GAAP. The Purchaser's Products are all products, licenses, services other than Products of the Resulting Business. Currently, the Purchaser recognizes revenues on sales of hardware and software upon shipment of those products to the end-users (FOB shipping point), assuming all other revenue recognition criteria are met. Revenues shall be recorded net of any sales discount granted to clients. Revenues on Training and Installation ("T & I") services are recognized upon completion of those services to the end-user. Revenues on maintenance fees billed annually or quarterly in advance are prorated over the appropriate service period covered.

                                  SCHEDULE 9.3
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                             PURCHASER'S DELIVERIES

     A. Purchase Price. The Purchaser shall deliver to the Company the purchase price of $2,440,000, less:

      1) $244,000 as the Escrow Fund to The Chicago Trust Company of California;
      2) $1,000 as prepayment of Company's share of the Escrow Fee to The Chicago Trust Company of California; and
      3) $50,000 to Harris, Phillips and Harris as escrow agent pursuant to the Escrow Agreement attached as "Attachment A".

     B. Certificates of Purchaser. Purchaser shall deliver to the Company a certificate executed by one of its officers, dated the date of the Closing, certifying in such detail as the Company may reasonably request that (i) the representations and warranties of Purchaser contained in this Agreement and any Other Agreement are true and correct in all material respects, and (ii) Purchaser has performed and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the date of the Closing.

     C. Resolutions. Purchaser shall deliver to the Company duly adopted resolutions of the Board of Directors of Purchaser certified by the President or Secretary of Purchaser as the case may be as of the date of the Closing, authorizing and approving the execution hereof and the taking of all other actions necessary to enable Purchaser to comply with the terms hereof and to consummate the transactions contemplated herein.

     D. Escrow Agreement. Purchaser shall execute and deliver the Escrow Agreement.

                                  SCHEDULE 9.4
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                                EMPLOYMENT OFFERS

                                SCHEDULE 10.1(ii)
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                    ADJUSTMENT OF PURCHASER PRICE FOR BREACH

     A. Receivables. The Selling Parties represents and warrants to the Purchaser that the statements contained in Section 3.10 are correct and complete as of the date of the Agreement and through the Closing Date. Notwithstanding
Section 10.2, in the event the Selling Parties breaches any of the representations, warranties and covenants contained in Section 3.10, the Purchaser shall have the right to adjust (reduce but not increase) the Purchase Price to the extent of that breach. In addition to Purchaser's right to seek indemnification under Article X, the Purchaser shall have the right, but not the obligation, to offset the additional consideration that may be payable by the Purchaser under Section 2.4.

                                SCHEDULE 10.1(iv)
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                             SPECIAL INDEMNITY ITEMS

     A. Taxes. Any and all liabilities arising from the Company's Taxes, whether or not disclosed.

                                  SCHEDULE 11.6
                                     to the
                  Agreement for the Purchase and Sale of Assets
                                    to which
                AremisSoft Hospitality (US), Inc., as Purchaser,
        Rio Systems International, Inc., as Company, and the Shareholders
                                   are parties

                              LIST OF KEY EMPLOYEES